--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                    THE SECURITIES AND EXCHANGE ACT OF 1934

               DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                AUGUST 31, 2000

                             ---------------------

                             CELERITY SYSTEMS, INC.
           ---------------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

          DELAWARE                        0-23279                      52-2050585
        -------------                 ---------------               ----------------
       (State or Other               (Commission File                 (IRS Employer
       Jurisdiction of                    Number)                  Identification No.)
       Incorporation)

                            ------------------------

                            122 Perimeter Park Drive
                           Knoxville, Tennessee 37922
                      -----------------------------------
                    (Address of Principal Executive Offices)

                    Registrant's Telephone Number, including
                           area code: (865) 539-5300

                    ----------------------------------------
                 (Former Address, if changed since last report)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

    THIS FORM 8-K CONTAINS FORWARD-LOOKING STATEMENTS. SUCH STATEMENTS INVOLVE VARIOUS RISKS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD LOOKING STATEMENTS. THESE RISKS AND UNCERTAINTIES INCLUDE, BUT ARE NOT LIMITED TO: CELERITY SYSTEM INC.'S ("CELERITY") UNCERTAINTY ABOUT ITS ABILITY AS A GOING CONCERN, ITS HISTORY OF LOSSES AND ACCUMULATED DEFICIT AND NEED FOR ADDITIONAL FINANCING, MARKET DEMAND FOR CELERITY'S PRODUCTS, SUCCESSFUL IMPLEMENTATION OF CELERITY'S PRODUCTS, COMPETITIVE FACTORS, THE ABILITY TO ATTRACT AND RETAIN ADDITIONAL PERSONNEL AND OTHER RISKS DETAILED FROM TIME TO TIME IN CELERITY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION ("COMMISSION"), INCLUDING, BUT NOT LIMITED TO, THOSE DESCRIBED UNDER THE CAPTION "RISK FACTORS" IN CELERITY'S REGISTRATION STATEMENT OF FORM SB-2 FILED ON OR ABOUT SEPTEMBER 5, 2000.

    References in this Current Report to the "Company," "we," "our," and "us" refer to Celerity Systems, Inc., a Delaware corporation.

ITEM 5:  OTHER EVENTS

    The following disclosure is qualified in its entirety by the terms of the Securities Purchase Agreement, Registration Rights Agreement, and Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock (the "Certificate"), attached hereto as exhibits 99.1, 99.2, and 99.3, respectively. Capitalized terms used but not defined herein have those meanings assigned to them in the Certificate.

THE SERIES A PLACEMENT

    On August 31, 2000, we consummated the initial closing of a private offering of preferred stock to accredited investors and received gross proceeds of $410,000. Such investors received a total of 41 shares of Series A Convertible Preferred Stock (the "Preferred Stock"; the "Series A Placement"). We paid the May Davis Group, Inc. ("May Davis"), a placement fee of $41,000 and issued them five-year warrants to purchase 360,000 shares of common stock at an exercise price of $0.70. May Davis has also acted as placement agent for us in several previous transactions.

    Each share of Preferred Stock has a liquidation preference of $10,000 plus an amount representing 6% thereof as has accrued since issuance; such amount is the Liquidation Value, defined as equal to ((.06)(N/365)($10,000)) + $10,000, where "N" means the number of days from issuance of the Preferred Stock to the date of calculation. The Preferred Stock does not pay a dividend. The holders of the Preferred Stock have voting rights with as required by law, and a two-thirds vote is required for us to issue securities senior to or pari passu with the Preferred Stock, or for us to adversely affect such shares as a class. A vote of the Preferred Stock's holders is also required in connection with certain redemption events as described below. All shares of Preferred Stock outstanding on August 31, 2002 convert into shares of Common Stock as if holders of such shares had delivered a conversion notice effective at such date. The holders of Preferred Stock are entitled to participate in pro rata offerings (such as rights offerings) of certain securities made to holders of Common Stock as if their shares of Preferred Stock had been converted into Common Stock on such date. The holders may be entitled to liquidated damages under certain circumstances, including if the registration statement is not filed or declared effective in a timely fashion and if we do not fulfill our redemption obligations, some of which are set forth below.

CONVERSIONS AND REDEMPTIONS

    The Preferred Stock is convertible into shares of Common Stock by the holders, subject to certain exceptions, upon the earlier of 90 days after issuance, the date a registration statement covering the resale of the common stock issuable upon conversion of the Preferred Stock is declared effective by the Commission or five days after receiving a "no-review" status from the Commission in connection with such registration statement.

    CONVERSIONS. The number of shares of Common Stock issuable upon conversion is calculated according to the following formula:
((.06)(N/365)(10,000) + 10,000) divided by the "Conversion Price", the lower of $1.40 and the price obtained by multiplying 0.75 times the average of the closing bid prices of the Common Stock for the five consecutive trading days immediately preceding the date of conversion, and where N means the number of days from issuance of the Preferred Stock.

    REDEMPTIONS UPON THE VOTE OF THE HOLDERS. If holders of two-thirds of Preferred Stock then outstanding vote in favor of redemption, such holders may require us to redeem all of the Preferred Stock then outstanding upon the occurrence of Major Transactions, Triggering Events or our failure to timely deliver freely tradable Common Stock upon receipt of a duly delivered conversion notice. A Major Transaction includes mergers where we are not the surviving entity and the sale of all or substantially all of our assets. Triggering Events include: any failure on our part to maintain an effective registration statement when required to do so, an announcement that upon receipt of conversion notices that we intend not to comply with our obligations thereunder, and our failure to comply with certain covenants in the Securities Purchase Agreement or Registration Rights Agreement resulting in the reasonable expectation of a material adverse event or that the truthfulness of our representations in such agreements would have prevented such material adverse event.

    AMOUNTS PAYABLE UPON REDEMPTION. The amount payable per share upon such redemptions is equal to (i) in the case of Major Transaction, the greater of the Liquidation Value or the value of the Common Stock that such holders would have received if they had delivered conversion notices to us effective the date of the public announcement of the Major Transaction; (ii) in the case of a Triggering Event, the greater of 120% of the Liquidation Value or the value of the Common Stock that such holders would have received if they had delivered conversion notices to us effective the date immediately prior to the day on which the Triggering Event occurred; and (iii) in the case of our failure to deliver freely tradable shares of Common Stock in response to a conversion notice, the greater of 120% of the Liquidation Value, or the Liquidation Value divided by the Conversion Price (lower of $1.40 or 75% of the market price of a share of Common Stock, as calculated) multiplied by the Closing Bid Price (as defined) of a share of Common Stock as of the effective date of such conversion notice. In the third instance, such holder may otherwise require us to issue shares of Common Stock which are not freely tradable pursuant to its conversion notice or such holder may void its conversion notice and have us return its shares of Preferred Stock

    REDEMPTIONS AT THE OPTION OF THE COMPANY. We may redeem the Preferred Stock at our option in a pro rata fashion upon payment of 125% of the Liquidation Value of the Preferred Stock called for redemption in increments of not less than $100,000.

REGISTRATION RIGHTS OF THE SERIES A PREFERRED STOCK

    We have agreed to file a registration statement within 75 days from the issuance of the Preferred Stock. Such registration statement is required to be declared effective within 195 days after filing. We agreed to indemnify and hold harmless the holders and certain other parties in connection with any action or proceeding that arises out of, or is based upon any allegedly untrue statements, omissions or violations of the registration statement, unless any of the foregoing arise out of information furnished to us by such persons. To the extent any indemnification is prohibited or limited by law, the indemnifying party has agreed to make a contribution in such proportion as is appropriate to reflect relative fault with respect to any amounts for which it would otherwise be liable. In addition, we have agreed to bear nearly all expenses relating to the registration of the shares of Common Stock into which the Preferred Stock is convertible.

THE PREFERRED STOCK AS FLUCTUATING PRICE SECURITIES

    The Preferred Stock is convertible into shares of Common Stock at a conversion price that fluctuates as a discounted percentage of the market price of the Common Stock (a "Fluctuating Price Security"). Accordingly, the lower the price of the Common Stock at the time of conversion, the more shares a holder receives upon conversion of the Preferred Stock; the higher the price of the Common Stock at the time of conversion, the fewer shares a holder receives upon conversion. At August 31, 2000 we also had $969,579, aggregate principal amount, of convertible debentures outstanding which bear similar percentage conversion features. Had conversion notices for all outstanding convertible debentures been received effective August 31, 2000, we would have been required to issue an additional 1,334,649 shares of Common Stock pursuant thereto. At such date we had received no conversion notices for which we had not issued Common Stock.

    Had conversion notices for all 41 shares of Preferred Stock been received effective August 31, 2000, 747,650 shares of common stock would have been issuable on a pro forma basis upon conversion thereof, assuming that we had sufficient number of authorized but unissued shares of Common Stock and that the Preferred Stock was fully convertible at such date (neither of such conditions being true).

    We would have been obligated to issue approximately the following number of shares of Common Stock assuming, on a pro forma basis, holders of the outstanding convertible debentures and Preferred Stock had issued conversion notices for all their outstanding securities and the market price of the Common Stock were to decline the specified percentages from its August 31, 2000 price:
2,761,970 shares (25% decrease); 4,142,950 shares (50% decrease); and 8,285,900 shares (75% decrease).

    We have issued such Fluctuating Price Securities because the terms of such securities were the best that we could command in the market at the times we were seeking to raise capital. We used the Convertible Securities to raise needed working capital; however, we assumed the conversion, registration, and other obligations required by such securities.

    In order to meet our obligations upon conversion notices of the Preferred Stock and the convertible debentures, the Board of Directors has approved, subject to stockholder approval at the 2000 Annual Meeting of Stockholders, an increase in the number of authorized shares of Common Stock from 15,000,000 to 50,000,000.

POSSIBLE CHANGE OF CONTROL EFFECTS OF THE PREFERRED STOCK

    The existence of the Preferred Stock may discourage attempts to acquire the Company. In response to information regarding a possible acquisition attempt, holders of Preferred Stock could elect to convert any or all of their holdings into Common Stock, thus raising the amount of Common Stock an acquirer must acquire to gain control of the Company.

    The Preferred Stock requires that we give them written notice of a Major Transaction between 15 and 10 days prior to its consummation. After receipt of such notice, if holders of two-thirds of Preferred Stock the outstanding vote in favor of redemption, we will be required to redeem all the outstanding shares of Preferred Stock at the greater of the Liquidation Value (as defined in the Certificate of Designation) or the value of Common Stock the holders would have received had they converted.

    The Preferred Stock restricts us from issuing any holder thereof an amount of Common Stock, which when combined with such holder's existing Common Stock ownership, would exceed 4.99% of the then outstanding Common Stock. These provision was included to prevent holders from becoming our affiliate.

ITEM 7:  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

        (c)  Exhibits

           99.1 Securities Purchase Agreement, dated August 31, 2000, between Celerity Systems, Inc. and the Investors indicated therein.

           99.2 Registration Rights Agreement, dated August 31, 2000, Celerity Systems, Inc. and the Investors indicated therein.

           99.3 Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Celerity Systems, Inc.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 5, 2000

                                                       CELERITY SYSTEMS, INC.

                                                       By:           /s/ KENNETH D. VAN METER
                                                            -----------------------------------------
                                                                       Kenneth D. Van Meter
                                                              PRESIDENT AND CHIEF EXECUTIVE OFFICER